Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-270153) and S-8 (Nos. 333-231248, 333-188758, 333-140856, 333-124218, 333-85598 and 333-266531) of Ovintiv Inc. of our report dated April 14, 2023 relating to the combined financial statements of PetroLegacy Energy II, LLC and Certain Interest of Peacemaker Royalties, LP which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 12, 2023